SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               -------------------

                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                OCTOBER 18, 1999
                Date of report (Date of earliest event reported)


                               SUCCESSORIES, INC.
             (Exact Name of Registrant as Specified in its Charter)


            ILLINOIS                      0-22834                36-3760230
(State or Other Jurisdiction of   (Commission File Number)    (I.R.S. Employer
         Incorporation)                                      Identification No.)


             2520 DIEHL ROAD
             AURORA, ILLINOIS                              60504
 (Address of Principal Executive Office)                 (Zip Code)

                                  630/820-7200
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5.   OTHER EVENTS.

     See attached press release issued by Successories, Inc. on October 18, 1999 (the "Press Release") regarding the election of the chairman of the Board of Directors and certain other changes in management, as well as the completion of a $1,525,000 private placement by the Company of preferred stock to a group of investors. The information set forth in the Press Release is incorporated herein by reference.

     A copy of the Preferred Stock Purchase Agreement between the Company and the purchasers is attached hereto as Exhibit 99.2.

     A copy of Amendment No. 1 to the Registration Rights Agreement between the Company and the purchasers is attached hereto as Exhibit 99.3.

     The Amended and Restated Certificate of Designation of Series A and Series B Convertible Preferred Stock, as filed with the Secretary of State of the State of Illinois, is attached hereto as Exhibit 99.4.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

          (c)  EXHIBITS

Exhibit No.         Description
----------          -----------

   99.1        Press Release dated October 18, 1999.

   99.2 Preferred Stock Purchase Agreement dated as of October 18, 1999 by and among the Company and the purchasers.

   99.3 Amendment No. 1 to the Registration Rights Agreement, dated as of October 18, 1999, by and among the Company and the purchasers.

   99.4 Amended and Restated Certificate of Designation of Series A and Series B Convertible Preferred Stock.


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


                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                              SUCCESSORIES, INC.
                                              (Registrant)


Date:  11/3/99                                By: /s/ Gary J. Rovansek
       -----------------------------          -------------------------------
                                              Gary J. Rovansek
                                              President, Chief Executive Officer
                                              and Chief Operating Officer


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


                                INDEX TO EXHIBITS



Exhibit No.         Description
----------          -----------

   99.1        Press Release dated October 18, 1999.

   99.2 Preferred Stock Purchase Agreement dated as of October 18, 1999 by and among the Company and the purchasers.

   99.3 Amendment No. 1 to the Registration Rights Agreement, dated as of October 18, 1999, by and among the Company and the purchasers.

   99.4 Amended and Restated Certificate of Designation of Series A and Series B Convertible Preferred Stock.


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